UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/02/2005

SIZELER PROPERTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-09349

MD	72-1082589
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2542 Williams Blvd., Kenner, LA 70062
(Address of Principal Executive Offices, Including Zip Code)

504-471-6271
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

See Item 3.03 for information concerning the execution of an Amended and Restated Shareholder Rights Agreement.

Item 3.03.    Material Modifications to Rights of Security Holders

On August 2, 2005, the board of directors of Sizeler Property Investors, Inc. authorized an Amended and Restated Shareholder Rights Agreement (a copy of which is attached hereto as exhibit 99.1 and is incorporated herein by reference), modifying several provisions of the Shareholder Rights Agreement, dated as of August 6, 1998, as amended. The Amended and Restated Shareholder Rights Agreement mandates independent director evaluation of the Rights Agreement every three years, a "TIDE" provision. In addition, the ownership threshold for triggering the rights under the agreement has been increased from 15% to 20%. Furthermore, the concept of "continuing" or "disinterested" director, which requires that only directors in office at the time the agreement was adopted and certain successors elected by them may take certain actions concerning the rights, and "adverse person," which allows the Board to lower the ownership threshold for triggering the rights in certain circumstances, have been eliminated.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 2, 2005, Sizeler issued a press release announcing that at its 2005 annual meeting of shareholders, scheduled to be held on Thursday, October 27, 2005, director Dr. James Peltier will retire and not stand for re-election, and director Harold Judell will retire, and the size of Sizeler's Board will be reduced from ten to eight directors. The press release also announced the designation of Bill Byrnes as lead independent director.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 2, 2005, Sizeler's board of directors amended the company's Bylaws, as amended, to include provisions related to the appointment, responsibilities and removal of advisory and emeritus directors.

        A copy of Amendment No. 2 to the Bylaws is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Proxy Solicitation

Sizeler and its directors, including those directors who are also executive officers, may be deemed to be participants in the solicitation of proxies for the 2005 Annual Meeting of Shareholders to be held on October 27, 2005. A listing of the Sizeler directors and certain other information regarding their direct and indirect interests in the solicitation is included in Sizeler's Schedule 14A filed on June 28, 2005.

Sizeler will also be filing a Definitive Proxy Statement, Form of Proxy Solicited by Sizeler's Board of Directors and other relevant documents with the Securities and Exchange Commission in connection with its 2005 Annual Meeting. Shareholders of Sizeler are advised to read, when available, Sizeler's Definitive Proxy Statement and any other relevant documents filed by Sizeler with the Securities and Exchange Commission in connection with Sizeler's solicitation of proxies for the 2005 Annual Meeting because these documents will contain important information. Shareholders of Sizeler and other interested parties may obtain free of charge, when available, copies of the Definitive Proxy Statement and any other documents filed by Sizeler with the Securities and Exchange Commission (including the Schedule 14A filed on June 28, 2005), at the SEC's internet website http://www.sec.gov and also on Sizeler's internet website http://www.sizeler.net. The Schedule 14A and, when available, the Definitive Proxy Statement and Form of Proxy Solicited by Sizeler's Board of Directors for the 2005 Annual Meeting to be held on October 27, 2005 also may be obtained free of charge by contacting Morrow & Co., Inc., which is assisting Sizeler in the solicitation of proxies, at (800) 654-2468 or (212) 754-8000 (collect).

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

SIZELER PROPERTY INVESTORS, INC.

Date: August 08, 2005.	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Amended and Restated Shareholder Rights Agreement.
EX-99.2	Amendment No. 2 to Bylaws dated August 2, 2005.